Registration No. 333-____________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                               SUNBEAM CORPORATION
             (Exact name of Registrant as specified in its charter)
Delaware                                                  25-1638266
(State or other jurisdiction                              (I.R.S. employer
of incorporation or organization)                         identification number)

                           1615 South Congress Avenue
                                    Suite 200
                           Delray Beach, Florida            33445
               (Address of Principal Executive Offices)   (Zip Code)
                                   -----------

                     Stock Option Plan for Albert J. Dunlap
                     Stock Option Plan for Russell A. Kersh

                            (Full title of the Plans)
                                  ------------

                                     [NAME]
                               Sunbeam Corporation
                           1615 South Congress Avenue
                                    Suite 200
                           Delray Beach, Florida 33445
                     (Name and address of agent for service)

                                 (561) 243-2100
          (Telephone number, including area code, of agent for service)
                                  ------------

                                   Copies to:
                            KAREN C. WIEDEMANN, ESQ.
                  Reboul, MacMurray, Hewitt, Maynard & Kristol
                              45 Rockefeller Plaza
                              New York, N. Y. 10111

                         CALCULATION OF REGISTRATION FEE



                                                           Proposed       Proposed
                                                           maximum        maximum
                                        Amount             offering       aggregate        Amount of
Title of securities                      to be             price per      offering         registration
to be registered                       registered          share          price            fee
--------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value           2,500,000            $12.25        $30,625,000      $ 9,280
                                         250,000             14.26          3,565,000        1,080
                                       1,411,122             27.31(1)      38,537,742       11,678
                                       ---------                           ----------      -------
                                       4,158,122                          $73,383,182      $22,038



----------
(1) Calculated pursuant to Rule 457(c) and 457(h) using the average of the high and low sales prices reported on the New York Stock Exchange on January 31, 1997.



                                EXPLANATORY NOTE
                                ----------------

                  This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Act") to register shares of common stock, $.01 par value ("Common Stock") of Sunbeam Corporation (the "Registrant") issuable pursuant to the Registrant's Stock Option Plan for Albert J. Dunlap and Stock Option Plan for Russell A.
Kersh (collectively, the "Plans"). Each of the Plans is contained in an employment agreement between the Registrant and the individual named in such Plan.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Pursuant to Rule 428(b)(1) under the Act, an information statement containing the information specified in Part I of Form S-8 (an "Information Statement") will be distributed to participants under each Plan. Such Information Statement, taken together with the documents incorporated by reference herein pursuant to Item 3 of Part II below, constitutes a prospectus meeting the requirements of Section 10(a) of the Act pursuant to Rule 428(a)(1) under the Act, and such Information Statement is hereby incorporated by reference in this Registration Statement.

                  Under cover of this Form S-8 is a reoffer prospectus prepared in accordance with Part I of Form S-3 under the Act (the "Reoffer Prospectus"). The Reoffer Prospectus may be utilized for reofferings and resales of up to 4,411,522 shares of Common Stock acquired by selling stockholders through participation in the Plans or the Registrant's Amended and Restated Equity Team Plan (the "Original Plan").

REOFFER PROSPECTUS
                               SUNBEAM CORPORATION
                                4,411,522 SHARES
                                  COMMON STOCK

                  This Reoffer Prospectus (the "Prospectus") relates to the offering by certain selling stockholders (the "Selling Stockholders") of Sunbeam Corporation (the "Company" or "Sunbeam") who may be deemed "affiliates" of the Company (as such term is defined in Section 405 of the Securities Act of 1933, as amended (the "Act")), of 4,411,522 shares of common stock, $.01 par value ("Common Stock") of the Company, which have been acquired by them (i) pursuant to the exercise of options granted to them in connection with the Stock Option Plan for Albert J. Dunlap and the Stock Option Plan for Russell A. Kersh (the "Plans") or the Company's Amended and Restated Equity Team Plan (the "Original Plan"), (ii) pursuant to grants of restricted stock from the Company to them in connection with the Plans or (iii) by purchase of stock of the Company in connection with the Plans or the Stock Option Plan for P. Newton White.

                  The Selling Stockholders may offer to sell the Common Stock covered by this Prospectus from time to time, in one or more transactions, at prices and upon terms then obtainable on the New York Stock Exchange or such national securities exchange upon which the Common Stock is traded at the time of such sales, in negotiated transactions, in a combination of such methods of sale or otherwise. The Company will not receive any of the proceeds from such sales. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by such Selling Stockholders will be borne by such Selling Stockholders. See "Plan of Distribution." The Common Stock is listed on the New York Stock Exchange under the symbol "SOC". On January 31, 1997, the closing price of the Common Stock was $27.75 per share.


                                  -----------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
              BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
               THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


                                  -----------

                  No person has been authorized to give any information or make any representation in connection with this offering other than is contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. However, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.



                   The date of this Prospectus is February 7, 1997.

                                TABLE OF CONTENTS

Available Information..........................................................1

The Company....................................................................2

Use of Proceeds................................................................2

Selling Stockholders...........................................................2

Plan of Distribution...........................................................4

Legal Matters..................................................................4

Incorporation of Certain Documents by Reference................................4

Other Matters..................................................................5


                              AVAILABLE INFORMATION

                  The Company has filed with the Securities and Exchange Commission (the "Commission") one or more Registration Statements (the "Registration Statements") under the Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statements. For further information, reference is made to the Registration Statements and to the exhibits filed therewith. Each statement made in this Prospectus referring to a document filed as an exhibit to a Registration Statement or incorporated herein by reference is qualified by reference to such document.

                  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Reports, proxy statements and other information filed by the Company can be inspected and copied at public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained by mail from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) containing such information as filed by registrants (including the Company) that file electronically. The Common Stock of the Company is listed on the New York Stock Exchange. Reports, proxy statements and other information filed by the Company with the Commission can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                  The Company will promptly furnish, without charge, to each person to whom this Prospectus is delivered, upon written request of such person, a copy of any and all the information that has been incorporated by reference in this Prospectus (other than exhibits to such information, unless such exhibits are specifically incorporated by reference into such information). Requests for such copies should be directed to Sunbeam Corporation, 1615 South Congress Avenue, Suite 200, Delray Beach, Florida 33445, Attn: Director, Investor Relations, telephone number (561) 243-2100.

                                   THE COMPANY

                  Sunbeam is a leading designer, manufacturer and marketer of branded consumer products. The Company's products include barbecue grills, electric blankets and heated throws, health and personal care products, small appliances, barber and beauty equipment, hair clippers, and animal care products. The International Group is responsible for sales (primarily of small appliances) in all countries other than the United States, Canada and Mexico. Sunbeam products enjoy a long-standing reputation for quality and a majority of the Company's sales are from products which hold the number one or two market share in their respective product categories.

                  The  Company  was  organized  in 1989 and in  September  1990,
Sunbeam  acquired  the  assets  and  assumed  certain  liabilities,   through  a
reorganization, of Allegheny International, Inc., an entity operating as a debtor-in-possession under Chapter 11 of the United States Bankruptcy Code since 1988. In August 1992, the Company completed a public offering of 20,000,000 shares of its common stock. In May 1995, the company changed its name from Sunbeam-Oster Company, Inc. to Sunbeam Corporation.

                               RECENT DEVELOPMENTS

                  The Registrant issued a press release on January 29, 1997 regarding its earnings for the quarter and year ended December 29, 1996, including a reference to extraordinary charges taken against earnings in connection with the Registrant's restructuring plan. The information contained in such press release, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

                  In connection with the press release, the Registrant is filing herewith certain "Cautionary Statements" for the purpose of establishing a readily available document which may be referenced pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such
Cautionary Statements are attached hereto as Exhibit 99.2 and incorporated herein by reference.

                                 USE OF PROCEEDS

                  All of the shares of Common Stock are being offered by the Selling Stockholders. The Company will not receive any proceeds from sales of Common Stock by the Selling Stockholders.

                              SELLING STOCKHOLDERS

                  The Selling Stockholders consist of officers and directors of the Company and P. Newton White, a former executive officer of the Company who may sell up to 25,807 shares of Common Stock he acquired in connection with the Stock Option Plan for P. Newton White. In the aggregate, such Selling Stockholders may offer up to 3,000,000 shares of Common Stock which may be acquired by them pursuant to the exercise of options granted to them under the Plans or the Original Plan, (ii) up to 1,100,000 shares of Common Stock granted to them on a restricted-stock basis under the Plans or the Original Plan and
(iii) up to 311,522 shares of Common Stock purchased by them pursuant to the Plans or, as indicated, the Stock Option Plan for P. Newton White. As of January 31, 1997, (i) an aggregate 3,000,000 options have been granted to the Selling Stockholders pursuant to the Plans or the Original Plan, of which, as of such date, an aggregate 833,333 have vested and are fully exercisable and (ii) an aggregate 1,100,000 shares of common Stock have been granted to the Selling Shareholders on a restricted-stock basis under the Plans, of which, as of such date, an aggregate 333,333 have vested and may be freely sold. The Common Stock purchased by the Selling Stockholders are not subject to vesting and may be freely sold, including the 25,807 shares held by Mr. White. There is no assurance that any of the Selling Stockholders will sell any or all of the Common Stock offered by them hereunder.

                  The following table sets forth: (i) the name and position of each of the Selling Stockholders, (ii) the number of shares of Common Stock beneficially owned by each Selling Stockholder as of January 31, 1997, (iii) the number of shares of Common Stock that may be offered and sold by each Selling Stockholder pursuant to this Prospectus and (iv) the amount and percentage of the Common Stock to be owned by each Selling Stockholder after completion of this offering. The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are "affiliates" of the Company.



                                                                                             Shares Owned
                                                                                             After Offering(1)


                                             Shares Owned
                                                    as of                Shares
Name and Position                     January 31, 1997(2)                Offered          Number       Percentage
-----------------                     ----------------                   -------          ------       ---------

Albert J. Dunlap                               3,744,898                 3,744,898            --               *
Chief Executive Officer,
Director, Chairman of
the Board

Russell A. Kersh                                 640,817                   640,817            --               *
Executive Vice President
Finance and Administra-
tion, Director

P. Newton White                                   25,807                    25,807            --               *
Former Executive Vice
President
Consumer Products
Worldwide















----------
*Less than 1%


(1) Assuming all shares that may be offered hereby are sold and based on 88,581,117 shares outstanding at January 31, 1997.

(2) Includes shares of Common Stock underlying options granted to the Selling Stockholders under the Plans, whether or not exercisable as of, or within 60 days of, January 31, 1997. Also includes shares of Common Stock granted to the Selling Stockholders on a restricted stock basis whether or not such shares have vested as of January 31, 1997.



                              PLAN OF DISTRIBUTION

                  The distribution of the Common Stock by the Selling Stockholders may be effected from time to time, in one or more transactions, at prices and upon terms then obtainable on the New York Stock Exchange or such national securities exchange upon which the Common Stock is traded at the time of such sales, in negotiated transactions, in a combination of such methods of sale or otherwise. In the event that one or more brokers or dealers sells Common Stock it may do so by purchasing Common Stock as principal or by selling the Common Stock as agent. If sales are made through brokers or dealers, commissions and fees will be paid accordingly by the Selling Stockholders.

                  The Company and the Selling Stockholders may enter into customary agreements concerning indemnification and the provision of information in connection with the sale of the Common Stock.

                                  LEGAL MATTERS

                  The partners of Reboul, MacMurray, Hewitt, Maynard & Kristol, counsel to the Company in connection with the preparation of this Prospectus, beneficially own an aggregate 7,500 shares of Common Stock. Howard G. Kristol, a member of the firm, serves as a Director of the Company.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  There are incorporated in this Prospectus by reference the following documents which have been filed with the Commission:

                  (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by Form 10-KA filed with the commission on April 30, 1996;

                  (b) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1996, June 30, 1996 and September 29, 1996 and the company's Current Reports on Form 8-K filed on July 19, 1996, July 24, 1996 and November 12, 1996; and

                  (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on July 29, 1992 (incorporating by reference therein the information under the heading "Description of Capital Stock - Common Stock" on page 39 of the
Company's  Preliminary  Prospectus  dated  July  20,  1992,  forming  a part  of
Amendment No. 2 to the Company's Registration Statement on Form S-1 (File no. 33-47802)).

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock hereby, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  OTHER MATTERS

                  Section 145 of the Delaware General Corporation Law (the "GCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar provision is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The determination as to whether the standard of conduct referred to above has been met must be made by (i) a majority of disinterested directors, (ii) if there are no such directors, by independent legal counsel in a written opinion or (iii) by the stockholders. To the extent that a director, officer, employee or agent has been successful on the merits in the defense of any action or derivative action referred to above,
Section 145 provides that such person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred. The statute further provides for the advancement of expenses upon an undertaking that such advancement shall be repaid if it is ultimately determined that such person is not entitled to be indemnified. Finally, the statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Company's Bylaws require the Company to indemnify its officers and directors to the fullest extent permitted under the GCL.

                  The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL (involving certain unlawful dividends or unlawful stock repurchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions and agreements, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.
                  ----------------------------------------

                  There  are  hereby   incorporated  by  reference   herein  the
following documents which have been filed with the Securities and Exchange Commission (the "Commission"):

                  (a) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by Form 10-KA filed with the Commission on April 30, 1996;

                  (b) the Registrant's Quarterly Reports on Form 10-Q for the periods ended March 31, 1996, June 30, 1996 and September 29, 1996 and the Registrant's Current Reports on Form 8-K filed on July 19, 1996, July 24, 1996 and November 12, 1996; and

                  (c) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on July 29, 1992 (incorporating by reference therein the information under the heading "Description of Capital Stock- Common Stock" on page 39 of the Registrant's Preliminary Prospectus dated July 20, 1992, forming a part of Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File no. 33-47802)).

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto indicating that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           DESCRIPTION OF SECURITIES.
                  --------------------------

                  NOT APPLICABLE.
                  ---------------

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.
                  ---------------------------------------

                  The legality of the original issuance shares of Common Stock registered hereby will be passed upon for the Registrant by Reboul, MacMurray, Hewitt, Maynard & Kristol, partners of which beneficially own an aggregate 7,500 shares of Common Stock. Howard G. Kristol, a member of such firm, serves as a Director of the Registrant.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.
                  ------------------------------------------

                  Section 145 of the Delaware General Corporation Law (the "GCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar provision is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The determination as to whether the standard of conduct referred to above has been met must be made by (i) a majority of disinterested directors, (ii) if there are no such directors, by independent legal counsel in a written opinion or (iii) by the stockholders. To the extent that a director, officer, employee or agent has been successful on the merits in the defense of any action or derivative action referred to above, Section 145 provides that such person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred. The statute further provides for the advancement of expenses upon an undertaking that such advancement shall be repaid if it is ultimately determined that such person is not entitled to be indemnified. Finally, the statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Registrant's By-laws require the Registrant to indemnify its officers and directors to the fullest extent permitted under the GCL.

                  The Registrant's Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL (involving certain unlawful dividends or unlawful stock repurchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED.
                  ------------------------------------

                  Not applicable.

Item 8.           EXHIBITS.
                  ---------


Exhibit
Number                              Description
-------                             -----------

4.1 Amended and Restated Certificate of Incorporation of Sunbeam Corporation, incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 2, 1995

4.2 By-laws of Sunbeam Corporation, as amended, incorporated by reference to Exhibit 3a to the Registrant's Quarterly Report on Form 10-Q for the period ended September 29, 1996

4.3 Amended and Restated Sunbeam Corporation Equity Team Plan, incorporated by reference to Exhibit 10e of the Registrant's Quarterly Report on Form 10-Q for the period ended September 29, 1996

4.4 Employment Agreement dated as of July 18, 1996, by and between the Registrant and Albert J. Dunlap, incorporated by reference to Exhibit 10a to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1996

4.5 Employment Agreement dated as of July 22, 1996, between the Registrant and Russell A. Kersh, incorporated by reference to
                  Exhibit 10a to the Registrant's Quarterly Report on Form 10-Q for the period ended September 29, 1996

4.6 Employment Agreement dated as of July 26, 1996, between the Registrant and P. Newton White, incorporated by Reference to
                  Exhibit 10b to the Registrant's Quarterly Report on Form 10-Q for the period ended September 29, 1996

4.7 Employment Agreement dated as of July 29, 1996, between the Registrant and David C. Fannin, incorporated by reference to
                  Exhibit 10c to the Registrant's Quarterly Report on Form 10-Q for the period ended September 29, 1996

5 Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol with respect to the legality of the securities being registered

23.1 Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol (included in Exhibit 5)

23.2              Consent of Arthur Andersen L.L.P.

24                Powers of Attorney (included on signature page hereto)

99.1              Press Release dated January 29, 1997

99.2              Cautionary Statement

Item 9.           UNDERTAKINGS.
                  -------------

                  (a)  The Registrant hereby undertakes:

                           (1) To file,  during  any  period in which  offers or
                  sales are being made, a post effective amendment to this registration statement:

                                    (i) to include  any  prospectus  required by
                           Section 10(a)(3) of the Securi- ties Act of 1933;

                                     (ii) to reflect in the prospectus any facts
                           or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                    (iii) to include  any  material  information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided,  however,  that  paragraphs  (a)(1)(i)  and
                  (a)(1)(ii) shall not apply if the registration statement is on form S-3, S-8 or F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
                  Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida, on the 7th day of February, 1997.

                                                     SUNBEAM CORPORATION



                                                     By: /s/ Albert J. Dunlap
                                                        ------------------------
                                                        Albert J. Dunlap
                                                        Chief Executive Officer

                                POWER OF ATTORNEY

                  Each person whose individual signature appears below hereby authorizes Janet G. Kelley, Esq., his or her true and lawful attorney-in-fact and agent in his or her name, place and stead, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

         Signatures                                  Title                                   Date
         ----------                                  -----                                   ----



/s/ Albert J. Dunlap                        Chairman of the Board, Chief Executive       February 7, 1997
----------------------------------
    Albert J. Dunlap                        Officer



/s/ Russell A. Kersh                        Executive Vice President, Finance and        February 7, 1997
----------------------------------
    Russell A. Kersh                        Administration, Director



/s/ Howard G. Kristol                       Director                                     February 7, 1997
----------------------------------
    Howard G. Kristol



/s/ Charles J. Thayer                       Director                                     February 7, 1997
----------------------------------
    Charles J. Thayer



/s/ Charles M. Elson                        Director                                     February 7, 1997
----------------------------------
    Charles M. Elson



/s/ Faith Whittlesley                       Director                                     February 7, 1997
----------------------------------
    Faith Whittlesley



/s/ Peter Langerman                         Director                                     February 7, 1997
----------------------------------
    Peter Langerman

                                  EXHIBIT INDEX

Exhibit
Number                                             Description

4.1 Amended and Restated Certificate of Incorporation of Sunbeam Corporation, incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 2, 1995

4.2 By-laws of Sunbeam Corporation, as amended, incorporated by reference to Exhibit 3a to the Registrant's Quarterly Report on Form 10-Q for the period ended September 29, 1996

4.3 Amended and Restated Sunbeam Corporation Equity Team Plan, incorporated by reference to Exhibit 10e of the Registrant's Quarterly Report on Form 10-Q for the period ended September 29, 1996

4.4 Employment Agreement dated as of July 18, 1996, by and between the Registrant and Albert J. Dunlap, incorporated by reference to Exhibit 10a to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1996

4.5 Employment Agreement dated as of July 22, 1996, between the Registrant and Russell A. Kersh, incorporated by reference to
                  Exhibit 10a to the Registrant's Quarterly Report on Form 10-Q for the period ended September 29, 1996

4.6 Employment Agreement dated as of July 26, 1996, between the Registrant and P. Newton White, incorporated by Reference to
                  Exhibit 10b to the Registrant's Quarterly Report on Form 10-Q for the period ended September 29, 1996

4.7 Employment Agreement dated as of July 29, 1996, between the Registrant and David C. Fannin, incorporated by reference to
                  Exhibit 10c to the Registrant's Quarterly Report on Form 10-Q for the period ended September 29, 1996

5 Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol with respect to the legality of the securities being registered

23.1 Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol (included in Exhibit 5)

23.2              Consent of Arthur Andersen L.L.P.

24                Powers of Attorney (included on signature page hereto)

99.1              Press Release dated January 29, 1997

99.2              Cautionary Statement